Exhibit 10.8

May 27, 2011

Florida East Coast Railway, LLC
Summary of Employment Terms

Employee:	(“Employee”)

Title:	Vice President & General Counsel

Base Salary:	$190,000.00 per annum

Annual Discretionary Bonus

Commencing for the 2011 fiscal year (Paid in the first quarter of 2012), a target bonus of 35% of base salary, subject to the discretion of management of the Company. Any bonus will be paid in cash or partially in cash and partially in restricted stock. Any receipt of restricted stock will be subject to award agreements provided by the Company and signed by the Employee. For 2011, the employee will be eligible for the full 35% target bonus of base salary, without regard to the date the employee begins work with the Company.

Additional Performance-Based Restricted Stock:

Additional restricted stock with a value equivalent to $100,000 (as of the grant date) in each year below to the extent the Company achieves EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding non-recurring items and gains or losses on asset sales) equal to or greater than the levels contained in the table below:

For the fiscal year ended December 31,	EBITDA greater than or equal to:
2011	$92 million
2012	$106 million
2013	$129 million

Any receipt of restricted stock will be subject to award agreements provided by the Company and signed by the Employee. For 2011, the employee will be eligible for the full $100,000 value of the restricted stock, without regard to the date the employee begins work with the Company.

Annual Stock Bonus Vesting:

To the extend annual discretionary bonuses are paid partially in stock, shares awarded shall vest over three years (one-third per annum on each successive anniversary of the date on which the stock portion of bonus is awarded).

Summary of Employment Terms Acknowledgement

This will acknowledge that I have been provided the Summary of Employment Terms and that I understand and agree to the terms and conditions expressed herein. I further understand that this Summary of Employment Terms and my acknowledgement does not guarantee continued employment and that employment with the Florida East Coast Railway, LLC, is on an at-will basis. Further, I acknowledge that nothing herein confers any severance or similar rights.

/s/ Robert B Ledoux	June 1, 2011	Start date June 27, 2011
Employee Signature	Date	/s/ Robert B Ledoux

Receipt of the attached term sheet does not constitute any guarantee of continued employment.